UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

ARRIS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-37672	98-1241619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In connection with an investor presentation to be made on January 12, 2016, ARRIS International plc (“ARRIS”) will provide certain expected pro forma information with respect to its recently completed acquisition of Pace plc. Such information is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.02. ARRIS will also announce that it expects to exceed the previously reported fourth quarter 2015 guidance ranges for GAAP and Non-GAAP EPS, primarily as a result of stronger than expected software sales and the renewal of federal research and development tax credits in the fourth quarter, and that revenues for the fourth quarter are expected to be at the low end of the previously issued guidance range.

Item 7.01.	Regulation FD Disclosure.

The information provided under Item 2.02 above with respect to the expected pro forma information to be provided regarding ARRIS’ recently completed acquisition of Pace plc, including Exhibit 99.1 furnished herewith, is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Select Investor Presentation Slides dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: January 12, 2016

3